EXHIBIT 10.1
FIRST AMENDMENT TO LEASE AGREEMENT
     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is dated as of March 24, 2006, by and between ARE-ONE INNOVATION DRIVE, LLC, a Delaware limited liability company (“Landlord”), and CYTRX CORPORATION (formerly known as Araios, Inc.), a Delaware corporation (“Tenant”), with respect to the following Recitals:
RECITALS
     A. Landlord and Tenant are parties to that certain Lease Agreement dated as of November 19, 2003 (the “Lease”). Pursuant to the Lease, Tenant leases certain space from Landlord known as Suite 330, consisting of approximately 6,897 rentable square feet in a building known as One Innovation Drive, Worcester, Massachusetts (the “Premises”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.
     B. The Base Term expired on December 31, 2005 (the “Original Termination Date”). Tenant failed to exercise its option to extend the Term of the Lease in accordance with Section 41 of the Lease (the “Extension Option Failure”). Tenant also failed to vacate the Premises as of the Original Termination Date.
     C. Commencing on the day immediately following the Original Termination Date through, and including, February 28, 2006 (the “Holdover Period”), Tenant has remained in possession of the Premises pursuant to Section 8 of the Lease (Holding Over). During the Holdover Period, Tenant has paid to Landlord the Base Rent required to be paid pursuant to Section 8 of the Lease (the “Holdover Rent”).
     D. Subject to all of the terms and conditions set forth herein, Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease.
     NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.	Term. The Base Term of the Lease is reinstated as of March 1, 2006, and shall terminate on December 31, 2007. Section 41 of the Lease (Right to Extend) is deleted in its entirety and shall have no further force or effect.

2.	Base Rent for the Premises. Commencing on the March 1, 2006, Base Rent shall be $12,804.80 per month. Commencing on January 1, 2007, Base Rent shall be increased to $13,188.95 per month.

3.	Holdover Rent. Notwithstanding anything in the Lease or this First Amendment to the contrary, including, without limitation, Section 2 hereof, (a) the Base Rent for the Holdover Period shall be the Holdover Rent, (b) the Holdover Rent has been fully earned by Landlord, (c) the Holdover Rent has been applied to Tenant’s obligation to pay Base Rent during the Holdover Period, (d) the Holdover Rent shall not be applied to any obligation of Tenant under the Lease other than the obligation to pay Base Rent for the Holdover Period, and (e) Tenant shall have no right to the return of any Holdover Rent.

4.	Section 40. Section 40 of the Lease (Right to Expand) is hereby deleted in its entirety and shall have no further force or effect.

5.	Miscellaneous.
     (a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
     (b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.
     (c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.
     (d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no other Broker was the procuring cause of this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to the transaction documented by this First Amendment.
     (e) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.
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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

CYTRX CORPORATION, a Delaware corporation

By:	/s/ Steven A. Kriegsman

Its:	President and Chief Executive Officer

LANDLORD: ARE-ONE INNOVATION DRIVE, LLC, a Delaware limited liability company

By:	AREE-HOLDINGS, L.P., a Delaware limited partnership, managing member

	By:	ARE-GP HOLDINGS QRS CORP., a Delaware corporation, general partner

		By:	/s/ Jennifer Pappas

		Its:	Vice President and Assistant Secretary

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